EXHIBIT 15

May 8, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 8, 2007 on our review of consolidated interim financial information of FirstEnergy Corp. (the “Company”) as of March 31, 2007 and for the three month periods ended March 31, 2007 and 2006, included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2007, is incorporated by reference in its Registration Statements on Form S-3 (Nos. 333-48587, 333-102074 and 333-103865) and Form S-8 (Nos. 333-56094, 333-58279, 333-67798, 333-72766, 333-72768, 333-81183, 333-89356, 333-101472 and 333-110662).

Very truly yours,

PricewaterhouseCoopers LLP

EXHIBIT 15

May 8, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 8, 2007 on our review of consolidated interim financial information of Ohio Edison Company (the “Company”) as of March 31, 2007 and for the three month periods ended March 31, 2007 and 2006, included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2007, is incorporated by reference in its Registration Statements on Form S-3 (No. 333-133117).

Very truly yours,

PricewaterhouseCoopers LLP

EXHIBIT 15

May 8, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 8, 2007 on our review of consolidated interim financial information of Pennsylvania Electric Company (the “Company”) as of March 31, 2007 and for the three month periods ended March 31, 2007 and 2006, included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2007, is incorporated by reference in its Registration Statements on Form S-3 (Nos. 333-62295, 333-62295-01 and 333-62295-02).

Very truly yours,

PricewaterhouseCoopers LLP